SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 28, 1999
               (Date of Report (Date of Earliest Event Reported))

                              LA-Z-BOY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                    Michigan
                 (State or Other Jurisdiction of Incorporation)

                                     1-9656
                            (Commission File Number)

                                   38-0751137
                      (I.R.S. Employer Identification No.)

                             1284 N. Telegraph Road
                             Monroe, Michigan 48162
          (Address of Principal Executive Offices, Including Zip Code)

                                 (734) 242-1444
              (Registrant's Telephone Number, Including Area Code)

                                [not applicable]
           (Former Name or Former Address If Changed Since Last Report


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Item 5.  Other Events

On September 28, 1999, La-Z-Boy Incorporated released the following press release:

NEWS RELEASE
CONTACT:     Gene Hardy
          734-241-4306

             LA-Z-BOY INCORPORATED AGREES TO STRATEGIC COMBINATION
                           WITH LADD FURNITURE, INC.
                Creating World's Preeminent Furnishings Company

         Monroe, MI - September 28, 1999 -- La-Z-Boy Incorporated (NYSE: LZB), a leading manufacturer and marketer of residential and contract furnishings, and LADD Furniture, Inc. (NASDAQ: LADF), a leading residential and contract furniture manufacturer, announced today that they have entered into a definitive merger agreement pursuant to which LADD will merge into La-Z-Boy. Each outstanding share of LADD common stock will be exchanged for 1.18 shares of La-Z-Boy common stock.


Merger Benefits

   - Creates the United States' largest publicly-traded residential furniture company, with over $2.0 billion in sales and over $1.3 billion in equity value

   - Expected to be accretive (excluding merger costs and synergies) to La-Z-Boy earnings in the fiscal year beginning in May 2000

   -     Generates substantive revenue and cost synergies

   -     Establishes strong competitive positions across all market segments

   -     Further enhances portfolio of well known brands

   -     Leverages La-Z-Boy name, the number one recognized furniture brand

   -     Adds LADD's attractive contract furniture and youth businesses

   -     Combines two strong management teams

   - Allows LADD shareholders to participate in a larger, more diversified, better capitalized dividend-paying market leader

   -     Structured as a tax-free share exchange for LADD shareholders

         The transaction represents a price of $24.34 per LADD share based upon La-Z-Boy's closing stock price of $20.63 on September 28, 1999. Based upon this price, the transaction has a total equity value of $197.8 million and a total transaction value of $299.3 million, including assumed net debt of $101.5 million.

         The merger is structured to be tax-free to LADD shareholders and will be accounted for as a purchase transaction. Conditioned upon LADD shareholder and regulatory approvals, the transaction is expected to be completed by early 2000.


Management's Comments

         "This transaction elevates us to the world's premier provider of residential and institutional furniture across all major markets," said Pat Norton, La-Z-Boy's Chairman. "In addition to reinforcing our


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leading market positions in upholstery and casegoods, LADD immediately establishes us as a market leader in contract and youth furniture sales."

         Fred Schuermann, LADD's Chairman, President and Chief Executive Officer, noted "The combination of LADD's broad product portfolio and market segment penetration with La-Z-Boy's strong brand name and national distribution provides the merged companies with a stronger, more competitive position that will generate additional cost savings and fuel long-term growth. In addition, we will continue to ensure the delivery of long-term value to LADD shareholders. LADD's shareholders will receive a more liquid security in a larger, more diversified company, while sharing in the enhanced long-term prospects of the combined companies."


Synergies

         The transaction is expected to generate both cost and revenue synergies beginning in the first full year following the transaction. Sources for cost savings are anticipated to include enhanced purchasing efficiencies, elimination of redundant overhead costs, sharing of internal best practices, and logistics, freight and distribution economies of scale. Revenue enhancements are anticipated from leveraging La-Z-Boy's brand name and distribution network, as well as LADD's market-leading reputation in contract sales. To cover the costs of achieving these synergies, La-Z-Boy expects to take a transaction-related charge in the quarter in which the merger is completed. The amount of the charge has not yet been determined.


Ongoing Management

         Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Mr. Schuermann and his senior management team will continue in their current positions with LADD, managing it as a subsidiary of La-Z-Boy. La-Z-Boy's current executive officers and directors will remain the same.

          "We have the utmost respect for the job that Fred Schuermann and his management team have done since taking control of LADD in 1996," said Jerry Kiser, La-Z-Boy's president and chief operating officer, "and we place a high degree of faith in their ability to help us move quickly to capitalize on anticipated synergies while aggressively pursuing growth opportunities created by this transaction."


Combined companies

         As a result of the transaction, given La-Z-Boy's closing price today of $20.63, La-Z-Boy will have a total market capitalization of $1.5 billion, including net debt of $176 million, with approximately 63 million shares outstanding on a fully diluted basis. La-Z-Boy expects to maintain its dividend policy upon consummation of the merger. In the most recent fiscal quarter, La-Z-Boy paid a quarterly cash dividend of $.08 per share. LADD currently pays no dividend.


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Company Backgrounds

         La-Z-Boy, with sales of $1,287.6 million for the fiscal year ended April 24, 1999, is the nation's leading manufacturer of residential and business furniture. La-Z-Boy's products are sold through a licensed network of 285 stores and over 300 in-store galleries, as well as through furniture retailers under the brand names La-Z-Boy, Hammary, England/Corsair, Kincaid, Sam Moore, Centurion and Bauhaus. Headquartered in Monroe, Michigan, La-Z-Boy employs approximately 14,500 employees and operates 34 manufacturing facilities in the U.S., Canada and Europe.

         LADD, with sales of $571.1 million for the fiscal year ended
January 2, 1999, is one of North America's largest residential furniture manufacturers, as well as one of the world's leading suppliers of residential furniture for the hospitality, assisted-living and government markets. The company markets a wide range of bedroom, dining room, occasional and upholstered furniture under the brand names American Drew, Barclay, Clayton Marcus, Hickory Mark, Lea, Pennsylvania House and Pilliod. LADD's contract sales group markets its furniture under the American of Martinsville brand name. Headquartered in Greensboro, North Carolina, LADD employs approximately 6,500 people and operates 22 manufacturing facilities in eight states.


Financial Advisers

         La-Z-Boy was advised in this transaction by Merrill Lynch & Co. Mann Armistead & Epperson Ltd. acted as financial advisor to LADD.



         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties regarding this transaction. Such risks and uncertainties include, but are not limited to, the satisfaction of the conditions to close the transaction; determinations by regulatory and governmental authorities; the ability to successfully integrate LADD's business with that of La-Z-Boy; the ability to achieve synergistic and other cost reductions and efficiencies; general business and economic conditions; competitive pricing pressures for the companies products; changes in raw material and other costs; and opportunities that may be presented to and pursued by the company. Any of these risks or uncertainties may cause actual results or future circumstances to differ materially from the forward-looking statements contained in this news release.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          2.1 Agreement and Plan of Merger dated as of September 28, 1999 among LADD Furniture, Inc. and La-Z-Boy Incorporated and LZB Acquisition Corp. and the Exhibits to such Agreement, followed by List of Schedules to the Agreement (the schedules themselves are omitted from this exhibit; however, La-Z-Boy Incorporated will provide a copy of any omitted Schedule to the Securities and Exchange Commission upon its request.)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LA-Z-BOY INCORPORATED

                                              /s/Gene M. Hardy
                                            -----------------------
Date:  September 30, 1999                       Gene M. Hardy
                                            Secretary and Treasurer



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